Exhibit 11

JACK SHAMA, CPA, MA

1498 East 32nd Street

Brooklyn, NY 11234

631-318-0351

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the inclusion in this Offering Statement of Cyber Apps World Inc. (the “Company”) on Form 1-A/A of our report dated October 3, 2022, which relates to the financial statements of the Company for the fiscal years ended July 31, 2022 and 2021.

I also consent to the reference to me under the heading “Experts” in this Offering Statement.

Yours truly,

/s/ Jack Shama, CPA

Jack Shama, CPA

January 31, 2023